Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Tabula Rasa HealthCare, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-253570, 333-236821, 333-230046, 333-223658, 333-216674, and 333-214025) on Form S-8 of our reports dated February 25, 2022, with respect to the consolidated financial statements and financial statement schedule II – valuation and qualifying accounts of Tabula Rasa HealthCare, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Philadelphia, Pennsylvania

February 25, 2022